Exhibit 10.24

CONSENT TO ASSIGNMENT AND ASSUMPTION OF ACMI SERVICE

AGREEMENT and HUB AND LINE-HAUL SERVICES AGREEMENT

ABX Air, Inc. (“ABX”) hereby consents to the assignment by DHL Express (USA), Inc., an Ohio corporation ( “Assignor”), to DHL Network Operations (USA), Inc., an Ohio corporation (“Assignee”), of the ACMI Service Agreement, as amended and the Hub and Line-Haul Services Agreement, as amended (together referred to as the “Agreements”), by and between ABX and Assignor (as successor-in-interest to Airborne, Inc.). A copy of the Assignment and Assumption Agreement to be entered into by and between Assignor and Assignee effective December 31, 2005 is attached hereto and is incorporated herein by this reference.

Assignee shall assume all of the obligations, responsibilities and duties of Assignor under the Agreements.

The granting of the foregoing consent does not constitute a consent to any further assignment of the Agreements.

Date: December 28, 2005

ABX Air, Inc.

By:	/s/ W. Joseph Payne
	Name:	W. Joseph Payne
	Title:	VP, General Counsel & Secretary

ATTACHMENT 1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (this “Assignment”) dated as of December 31, 2005, is made by and between DHL EXPRESS (USA), INC., an Ohio corporation (“Assignor”), and DHL NETWORK OPERATIONS (USA), INC., an Ohio corporation (“Assignee”).

RECITALS

A. Assignor and Assignee are both wholly-owned subsidiaries of DHL Holdings (USA), Inc.

B. Assignor is engaged in the air and ground express and freight forwarding business as part of the DHL global network (the “Business”).

C. Assignor is the successor in interest to Airborne, Inc. of the ACMI Service Agreement, as amended and Hub and Line-Haul Services Agreement, as amended by and between Assignor and ABX Air, Inc., dated August 15, 2003 (the “Agreements”).

D. Assignor and its parent entities desire to align the Business by transferring to Assignee air network related assets, including the Agreements.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Assignment and Assumption. Assignor hereby assigns, conveys, transfers and set over unto Assignee all rights, obligations and interests of Assignor under each of the Agreements and Assignee hereby accepts such assignment and assumes all of Assignor’s obligation, duties and responsibilities under the Agreements, effective December 31, 2005.

Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrations, legal representatives and assigns of the parties hereto.

Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Florida.

Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances and shall take such further action as may be necessary or desirable to effectuate this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

ASSIGNOR:	DHL EXPRESS (USA), INC., an Ohio corporation

By:
Its:

ASSIGNEE:	DHL NETWORK OPERATIONS (USA), INC., an Ohio corporation

By:
Its: